Equity Transfer Agreement
Dongfang Fuzu (Beijing) Health Club Co., Ltd.

Whereas,

Before the entry into this Equity Transfer Agreement, Party A and Party B have performed their obligation to inform other shareholders in writing of the transfer matter, pursuant to the Company Law of the People’s Republic of China (“PRC Company Law”) and other laws and regulations as well as the provisions of the articles of association of _________________ (hereinafter, the “Company”), and have met the conditions for the transfer of equity to parties other than the shareholders,

NOW, THEREFORE, Party A, Party B and Party C have, in accordance with the PRC Company Law and other laws and regulations as well as the Company’s articles of association, and in the light of the principles of equality, mutual benefit and good faith, entered into this Agreement after friendly consultation.

Party A (Transferor):      __________

Party B (Transferor):     ___________

Party C (Transferee):      Chongqing Jiafu Health Industry Co., Ltd.
Domicile:	Suite 8, 1/F Tower C, Ronghua Guangcai Building, 28, Beijiang Road West, Jijiang Sub-District Administrative Office, Jiangjin District, Chongqing City

Section 1  Transfer of the Equity

(1)	Party A will transfer the __% equity that it hold in the Company to Party C.

(2)	Party B will transfer the __% equity that it hold in the Company to Party C.

(3)	Party C agrees to accept the above transferred equity.

(4)	The transfer price determined by Party A, Party B and Party C is RMB __________.

(5)	Party A and Party B guarantee that the equity transferred to Party C is free of any third-party claim and free of any pledge and does not involve any dispute or litigation.

(6)
Upon completion of this equity transfer, Party C will become a shareholder of the Company and enjoy the corresponding shareholder’s rights and assume obligations; Party A and Party B will no longer enjoy the corresponding shareholder’s rights or assume obligations in respect to the transferred equity.

(7)	Party A and Party B shall provide necessary assistance and cooperation to the Company and Party C in handling relevant legal formalities such as approval and change of registration.

Section 2  Payment of the Transfer Price

The transfer price shall be paid within one month of the completion of the equity transfer registration, unless the three Parties otherwise agree upon in connection with the transfer price.

Section 3  Liability for Breach

(1)
After formal execution of this Agreement, any Party’s failure to perform, or incomplete performance of, the provisions hereof shall constitute breach.  That breaching Party shall be liable for compensating the performing Parties for the losses caused due to such breach.

(2)	In the event of any breach by any Party, the performing Parties shall have the right to require the breaching Party to continue the performance of this Agreement.

Section 4  Applicable Law and Dispute Resolution

(1)	This Agreement is governed by the laws of the People’s Republic of China.

(2)
Any dispute arising from the performance hereof or in connection herewith shall be resolved through friendly consultation among the three Parties; if such consultation fails, the dispute shall be resolved through litigation.

Section 5  Effectiveness of the Agreement and Miscellaneous

(1)
This Agreement shall be effective upon signing and affixation with seals by the three Parties.  The date of effectiveness hereof is the date of transfer of the equity, based on which the Company shall change the share register and reissue the capital contribution certificates and apply for relevant changes of registration with the registration authorities.

(2)	This Agreement is made in five copies, with each Party holding one, and the other two to be archived by the Company and filed for change of registration respectively.

(NO TEXT BELOW)

SIGNATURE PAGE of the Equity Transfer Agreement for Dongfang Fuzu (Beijing) Health Club Co., Ltd.

Party A

By:

Party B

By:

Date of Signing:

Party C: Chongqing Jiafu Health Industry Co., Ltd.

By:

Date of Signing: